Exhibit 99.1

Colfax Announces Pricing of 6.000% Senior Notes due 2024 and 6.375% Senior Notes due 2026

ANNAPOLIS JUNCTION, MD – January 31, 2019 – Colfax Corporation (NYSE: CFX) (“Colfax”), a leading diversified technology company, today announced the pricing of $600 million aggregate principal amount of 6.000% Senior Notes due 2024 and $400 million aggregate principal amount of 6.375% Senior Notes due 2026 (the “Notes”) issued by CFX Escrow Corporation. Colfax intends to use the net proceeds from the offering to finance a portion of the purchase price for the previously-announced acquisition of DJO Global, Inc. (“DJO”). Upon the closing of the acquisition, the Notes will become obligations of Colfax and will be guaranteed (the “Guarantees”) by certain of Colfax’s domestic subsidiaries (including DJO and certain of its subsidiaries). Colfax does not intend to assume any obligations under the Notes until the closing of the acquisition of DJO. Prior thereto, the Notes will be the sole obligation of CFX Escrow Corporation. The offering is expected to close on February 5, 2019, subject to customary closing conditions.

The Notes and the related Guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. As a result, the Notes and the related Guarantees may not be offered or sold within the United States to or for the account or benefit of any U.S. person unless the offer or sale would qualify for a registration exemption under the Securities Act and applicable state securities laws. Accordingly, the Notes and the related Guarantees are being offered only to a limited number of U.S. investors that CFX Escrow Corporation and Colfax reasonably believe to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the Notes or the related Guarantees in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release contains information about the pending offering of the Notes, and there can be no assurance that the offering will be completed.

ABOUT COLFAX CORPORATION – Colfax Corporation is a leading diversified technology company that provides fabrication technology and air and gas handling products and services to customers around the world, principally under the ESAB and Howden brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (“CBS”), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax is traded on the NYSE under the ticker “CFX.”

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the closing of the offering, the completion and timing of the merger, Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding Colfax and DJO’s respective businesses and the proposed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, (i) the ability of the parties to successfully complete the proposed acquisition on anticipated terms and timing, including obtaining required regulatory approvals and other conditions to the completion of the acquisition, (ii) access to available financing on a timely basis and reasonable terms, (iii) the effects of the transaction on Colfax and DJO operations, including on the combined company’s future financial condition and performance, operating results, strategy and plans, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, (iv) the ability to price and to satisfy customary closing conditions with respect to the offering, and (v) other factors detailed in Colfax’s and DJO Finance LLC’s respective reports filed with the U.S. Securities and Exchange Commission including their 2017 Annual Reports on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Investor Contact:

Kevin Johnson, Vice President

Colfax Corporation

+1-301-323-9090

investorrelations@colfaxcorp.com